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                                                                   EXHIBIT 23.5

                     CONSENT OF J.P. MORGAN SECURITIES INC.



Board of Directors
Motient Corporation
10802 Parkridge Boulevard
Reston, VA 20191-5416

Members of the Board of Directors:

    We hereby consent to the use of our opinion letter dated May 14, 2001 to the Board of Directors of Motient Corporation (the "Company") included as Appendix B to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 of the Company relating to the proposed merger of a subsidiary of the Company and Rare Medium Group, Inc., and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE MERGER--Opinion of the Motient Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            J.P. MORGAN SECURITIES INC.


                                            By: /s/ Mark C. Feldman
                                                -------------------------
                                                Name: Mark C. Feldman
                                                Title: Vice President


June 25, 2001